UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2005

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

 ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)

On October 27, 2005, Stuart Epperson, chairman of the Board of Directors (the “Board”) of Salem Communications Corporation (the “Company”) announced that Denny Weinberg, CEO of ARCUS Enterprises, Inc., a wholly-owned subsidiary of WellPoint, Inc., has been named to the Company’s Board effective November 1, 2005.  Mr. Weinberg is expected to be named as a member of the Board’s Nominating and Corporate Governance Committee and Audit Committee.

Mr. Weinberg is a member of the board of directors of Truth For Life, a non-profit organization that is a substantial customer of the Company.  During 2004, the Company was paid approximately $1.1 million by Truth For Life for airtime.

 ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Company press release dated October 27, 2005, announcing the appointment of Denny Weinberg to the Company’s Board.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: November 1, 2005
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President of Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release dated October 27, 2005, announcing the appointment of Denny Weinberg to the Company’s Board.

Exhibit 99.1

For Immediate Release	Contact: Denise Davis
(805) 384-4508
DeniseD@salem.cc

DENNY WEINBERG JOINS SALEM COMMUNICATIONS BOARD OF DIRECTORS

CAMARILLO, Calif.—October 27, 2005—Stuart Epperson, chairman of the Board of Directors, Salem Communications Corporation (Nasdaq:SALM), the leading radio broadcaster focused on Christian and family-themed programming, today announced that Denny Weinberg, CEO of ARCUS Enterprises, Inc., a wholly owned subsidiary of WellPoint, Inc., has been named to the Salem Board effective November 1, 2005.

Epperson commented, “With his outstanding record of success in a variety of industries, impressive financial, operating and business development background, and a passion for our business, Denny Weinberg brings invaluable experience to Salem.”

Weinberg was one of the founding directors of WellPoint in the early 1990’s, and is an 18-year veteran of WellPoint or its predecessor companies. During his tenure, he helped structure one of the most publicized financial turnarounds in the managed care industry, which resulted in the creation of WellPoint.  Most recently as CEO of ARCUS, Weinberg has been responsible for creating and launching a long-term business diversification venture for WellPoint. Previously, he served as group president and/or founder for a number of WellPoint’s key operating companies and divisions.

Weinberg moved to the West Coast in the mid 1980’s as a principal with the consulting division of accounting firm Deloitte & Touche in Chicago, Ill.  Before that, he was general manager for the CTX Products Division of Pet, Inc., a subsidiary of  I.C. Industries in St. Louis, Mo. Weinberg is a general partner in FRW-I, LLC, a medical device developer and Skyview Development, LLC, a residential land development company, and is a limited partner in a half dozen other early-stage development projects.

Among his numerous civic, social and philanthropic activities, Weinberg is the founder of the Friends of Ventura County Youth, chair and co-founder of Life Skills for American Families, and is vice chair of the Cornerstone Network Association.  He is a board member of the Pepperdine Center for the Family and the National Coalition for the Protection of Children and Families, and serves as a board member and secretary for the CEO Forum, an independent Christian non-profit affinity organization of more than 100 large company CEOs.

A resident of Camarillo, Calif., Weinberg holds a bachelor’s degree in electrical engineering from the University of Missouri in Columbia, Mo.

Headquartered in Camarillo, Calif., Salem is the leading U.S. radio broadcaster focused on Christian and family-themed programming. Upon the close of all announced transactions, the company will own 105 radio stations, including 66 stations in 24 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network(R), which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives(TM), a national radio advertising sales force; Salem Web Network(TM), a leading Internet provider of Christian content and online streaming; and Salem Publishing(TM), a leading publisher of Christian-themed magazines. Additional information about Salem may be accessed at the company's website, www.salem.cc.

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